Exhibit 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that they are jointly filing this statement on Schedule 13D. Each of them is responsible for the timely filing of such statement and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the 11th day of March, 2019

ENAGÁS, S.A.

By:	/s/ Marcelino Oreja Arburua
Name:	Marcelino Oreja Arburua
Title:	Chief Executive Officer

ENAGÁS INTERNACIONAL, S.L.U.

By:	/s/ Marcelino Oreja Arburua
Name:	Marcelino Oreja Arburua
Title:	Authorized Representative

ENAGÁS HOLDING USA, S.L.U.

By:	/s/ Marcelino Oreja Arburua
Name:	Marcelino Oreja Arburua
Title:	Authorized Representative

ENAGAS U.S.A. LLC

By:	/s/ Marcelino Oreja Arburua
Name:	Marcelino Oreja Arburua
Title:	Authorized Representative